INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[] Preliminary information statement
[   ] Confidential, for Use of the Commission Only
[   X ] Definitive information statement

S.E. ASIA TRADING COMPANY, INC.
(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
Common Stock

(2)  Aggregate number of securities to which transaction applies:
6,297,400

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4)  Proposed maximum aggregate value of transaction:   Not Applicable.

(5)  Total fee paid:   Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: Not Applicable.
(2)  Form, Schedule or Registration Statement No.  : Not Applicable.
(3)  Filing Party: Not Applicable.
(4)  Date Filed: Not Applicable.

S.E. ASIA TRADING COMPANY, INC.

1545 E. Interstate 30

Rockwall, Texas 75087

February 28 , 2006

Dear Stockholder:

We are providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding common stock have delivered a written consent authorizing the Board to convert into a British Virgin Islands business company if it deems it advisable, as further described below.

This action will become effective on March 21, 2006.

The Information Statement is being provided to you for information purposes only.   Your vote is not required to approve these actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.

We are first mailing this statement on February 28, 2006.

____________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________________________

Very truly yours,

/s/ Thomas G. Miller
 Thomas G. Miller,
President, CEO

INFORMATION STATEMENT
OF
S.E. ASIA TRADING COMPANY, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Generally

This Information Statement is being furnished to the holders of common stock, par value $.001 per share of S.E. Asia Trading Company, Inc., a Nevada corporation to inform you that our Board of Directors, by written consent dated as of February 8, 2006, unanimously adopted a resolution authorizing the Board, in it sole discretion, to convert the Company from a Nevada corporation into a British Virgin Islands business company if it becomes in the Company’s best interest to do so.  On February 9, 2006, a majority of our stockholders approved, by written consent, a resolution authorizing the Board to do the same.  In addition, notwithstanding approval of this proposal by the stockholders, the Board may, in its sole discretion, determine not to effect, and abandon, the conversion without further action by our stockholders.

Management is exploring the possibilities of acquiring a business to enhance our stockholder’s value.  Although we have had preliminary discussions with potential candidates, we have not yet entered into any formal agreements and continue to look for the best suited candidate. The British Virgin Islands are a more tax neutral location than Nevada and its laws may be more flexible and corporate friendly than those of Nevada.  Therefore, based upon preliminary discussions with potential candidates, we believe that converting into a British Virgin Islands business company may make us more attractive to potential acquisition candidates, particularly candidates that have significant operations and/or generate significant revenues outside of the United States.

The conversion will not take place immediately.  The Board maintains the authority to convert if the Board determines that it is in the Company’s stockholders best interest to do so.

Conversion Information

Management and our Board believe that it is in the best interests of our shareholders to pursue the possibility of acquiring another company to grow our business and increase our shareholders’ value.  The Board and the holders of a majority of our outstanding stock believe that the ability to convert to an offshore corporation will make us more attractive to certain acquisition candidates who may desire a merger company that is located in a tax neutral location.    The Board will only effect a conversion upon its determination that a conversion would be in the best interests of the stockholders at that time. No further action on the part of stockholders will be required to either implement or abandon the conversion. The Board also reserves its right to elect not to proceed, and abandon, the conversion if it determines, in its sole discretion, that it is no longer in the best interests of the Company's stockholders. The Board expects that it will only effect the conversion if requested to do so by an acquisition candidate in connection with an acquisition that the Board believes will add significant value to our shareholders.

Although the following summary is not intended to be relied upon as an exhaustive list of all features or a complete description of the features, and is qualified in its entirety by reference to the Nevada Business Corporation Act, the Company’s Articles of Incorporation and Bylaws before and after the conversion, and the International Business Companies Act, Companies Act, and the recently enacted British Virgin Islands Business Company Act, 2004, here are some key features of being a British Virgin Islands business company:

1.

Memorandum and Articles of Association

•

There is no requirement to state the objects or purposes of the company in the Memorandum and Articles of Association

•

There is no concept of authorized share capital and companies authorized to issue shares must state only the maximum number of shares they are authorized to issue.

•

Members and Directors may amend the Memorandum and Articles of Association; although directors alone cannot amend if such amendment varies the rights attached to shares

2.

Privacy for identity of principals

•

The British Virgin Islands incorporation documents are not required to carry the name or identity of any director. The names or identities of these persons do not appear in any public record.

3.

Shares and capital requirements of a British Virgin Island Company

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Shares can be issued with or without par value;

•

Shares may be issued in any recognizable currency or in more than one recognizable currency;

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Shares do not need to be fully paid on issue; shares may be issued nil or partly paid, and bonus shares can also be issued.  Non-cash consideration may be given, but needs to be certified by the directors by resolution as representing reasonable cash value.

•

The Memorandum and Articles of Association can provide that share certificates need not be issued and that if issued, need only be signed by one director.

•

There is no minimum capitalization requirement.

4.

Taxation

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Companies are exempted from all provisions of the British Virgin Islands Income Tax Ordinance.

5.

Maintain company books and records for a BVI offshore company

•

British Virgin Islands company records and accounts do not have to be held or filed with the authorities; but they must maintain certain records at the registered agent’s office or any other place the directors determine, which can be anywhere in the world.

6.

Annual financial statements and other records

•

The company must keep financial records sufficient to show and explain the company’s transactions.

7.

Meetings of shareholder(s) and director(s)

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There is no requirement for meetings of shareholder(s) and/or director(s)

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If meetings of shareholder(s) and/or director(s) are desirable these meetings can be held by telephone or any other electronic means of communication providing that all participants can clearly hear each other.

•

Meetings if thought necessary can be held anywhere in the world.

8.

Shareholder suits

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There are no provisions in the British Virgin Islands Business Company Act, 2004 for derivative actions where members can bring proceedings on behalf of the company.

9.

Restrictions on business activities

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There are no restrictions on the business that a business company may carry out within or outside the British Virgin Islands, except illegal activities

10.

Corporate capacity

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No act of the company or a transfer of property is invalid by reason only of the fact that the company did not have the capacity, right or power to perform the act or receive the asset.  This provision applies equally to the company and third parties dealing with the company.  Accordingly, the mere fact that the company’s act is beyond its memorandum does not mean it is invalid; something more is needed to render the transaction invalid.

11.

Directors

•

Our directors may have the power to take certain actions without shareholder approval, including an amendment of our Memorandum of Association or Articles of Association (unless such amendment varies the rights attached to shares) or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most US jurisdictions.

•

As in most US jurisdictions, the board of directors of a British Virgin Islands company is charged with the management of the affairs of the company.  Directors must exercise powers for a proper purpose and with the same degree of skill and care as a “reasonable director”.

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Under British Virgin Islands law, no director, agent or voluntary liquidator is liable for any debts, obligations or default of the company, except in so far as he/she may be liable for his/her own conduct or acts.  If at any time there is no member of the company, any person doing business in the name of or on behalf of the company shall be personally liable for the payment of all of the company’s debts contracted during the time and such person may be sued therefore without joinder in the proceedings of any other person.

•

Unlike most corporate laws in the United States, directors of a British Virgin Islands company may be companies. Moreover, any director may appoint an alternate to attend meetings and vote in the place and stead of the director appointing the alternate. It is unclear of the effect of such an appointment on the fiduciary obligations of the director making the appointment.

If we do chose to convert into a British Virgin Islands business company, we will promptly file Articles of Conversion with the Secretary of State of the State of Nevada. The conversion will become effective on the date of filing the Articles of Conversion, which is referred to as the "effective date." After the effective date, the laws of the British Virgin Islands will govern us and our existence as a Nevada corporation will cease to exist.

BENEFICIAL OWNERSHIP OF S.E. ASIA TRADING COMPNAY, INC.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of February 24 , 2006: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)

Thomas G. Miller Chief Executive and Financial Officer 1545 E. Interstate 30 Rockwall, Texas 75087	5,000,000	77.21%

All directors and officers as a group (1 persons)	5,000,000	77.21%

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

By Order of the Board of Directors

___________________________
Thomas G. Miller

President and CEO